Exhibit 4.10

BLOCKBUSTER INC.

Issuer

SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

9% Senior Subordinated Notes Due 2012

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 9, 2007

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 9, 2007, is among Blockbuster Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of August 20, 2004 (the “Indenture”), pursuant to which the Company originally issued $300,000,000 in principal amount of 9% Senior Subordinated Notes due 2012 (the “Notes”); and

WHEREAS, Section 9.01(5) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or consent of any Securityholder to add Guarantees with respect to the Securities; and

WHEREAS, the Board of Directors of the Company has designated each of Blockbuster Digital Inc. and Movielink, LLC as a Restricted Subsidiary of the Company and desires to add such entities as Subsidiary Guarantors under the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 4.09 of the Indenture and by executing this Second Supplemental Indenture, Blockbuster Digital Inc., a Delaware corporation, and Movielink, LLC, a Delaware limited liability company, are each subject to the provisions of the Indenture as and become Subsidiary Guarantors to the extent provided for in Article 11 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. The Company hereby notifies the Trustee that Blockbuster Digital Inc. and Movelink, LLC have each been designated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

Section 3.04. THIS SECOND SUPPLEMENTAL INDENTURE AND THE SECURITIES GOVERNED HEREBY AND BY THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

BLOCKBUSTER INC.

By:	/s/ Larry J. Zine
Name:	Larry J. Zine
Title:	EVP, CFO and Chief Administrative Officer

SUBSIDIARY GUARANTORS:

BLOCKBUSTER CANADA INC.
BLOCKBUSTER DIGITAL INC.
BLOCKBUSTER DISTRIBUTION INC.
BLOCKBUSTER GLOBAL SERVICES, INC.
BLOCKBUSTER INTERNATIONAL SPAIN INC.
BLOCKBUSTER INVESTMENTS LLC
BLOCKBUSTER VIDEO ITALY, INC.
EJL, INC.
MOVIELINK, LLC
TRADING ZONE INC.

By:	/s/ Larry J. Zine
Name:	Larry J. Zine
Title:	EVP, CFO and Chief Administrative Officer

BLOCKBUSTER LIMITED PARTNER HOLDINGS LLC

By:	/s/ Larry J. Zine
Name:	Larry J. Zine
Title:	Manager

SECOND SUPPLEMENTAL INDENTURE

SIGNATURE PAGE

BLOCKBUSTER PROCUREMENT LP

By:	Blockbuster Distribution, Inc., Its General Partner

By:	/s/ Larry J. Zine
Name:	Larry J. Zine
Title:	EVP, CFO and Chief Administrative Officer

BLOCKBUSTER TEXAS LP

By:	Blockbuster Inc., Its General Partner

By:	/s/ Larry J. Zine
Name:	Larry J. Zine
Title:	EVP, CFO and Chief Administrative Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Brian Echausse
Name:	Brian Echausse
Title:	Assistant Treasurer

SECOND SUPPLEMENTAL INDENTURE

SIGNATURE PAGE